Exhibit 10.2

[Amended]

GUARANTY

This Guaranty (as it may be amended, restated or modified and in effect from time to time, this “Guaranty”) is made as of the 7th day of January, 2005 by Baxter International Inc., a Delaware corporation (the “Guarantor”), in favor of J.P. Morgan Europe Limited, in its capacity as agent on behalf of the Banks (as hereinafter defined).

R E C I T A L S:

A. Baxter Healthcare SA (the “Borrower”), the financial institutions named therein (the “Banks”), and J.P. Morgan Europe Limited, as agent (together with its successors and assigns, the “Agent”), have entered into a certain Credit Agreement dated as of the date hereof (as from time to time modified, supplemented, restated or amended, the “Credit Agreement”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

B. The Guarantor is the parent of the Borrower and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Agent and the Banks to enter into the Credit Agreement and extend credit to the Borrower thereunder.

C. The execution and delivery of this Guaranty is a condition precedent to the obligations of the Banks to extend credit to the Borrower pursuant to the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Banks to enter into the Credit Agreement and extend credit to the Guarantor thereunder, the Guarantor hereby agrees as follows:

1. As used in this Guaranty:

“Adjusted Debt” means, at any time, (a) all Debt, minus (b) an amount equal to all cash and cash equivalent investments of the Guarantor and its Consolidated Subsidiaries at such time.

“Consolidated” refers to the full consolidation of the accounts of the Guarantor and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 11(f).

“Consolidated Capitalization” means, at any time, the sum at such time of: (i) the Consolidated stockholders’ equity of the Guarantor and its Consolidated Subsidiaries, and (ii) Adjusted Debt of the Guarantor and its Consolidated Subsidiaries.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Guarantor and its Consolidated Subsidiaries and all Intangible Assets.

“Debt” means the sum of: (i) indebtedness for borrowed money or for the deferred purchase price of property or services carried as indebtedness on the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (ii) obligations of the Guarantor and its Consolidated Subsidiaries as lessee under leases that, in accordance with generally accepted accounting principles, are recorded as capital leases, and (iii) obligations of the Guarantor and its Consolidated Subsidiaries under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) and (ii) above (other than Debt of any Subsidiary, to the extent such Debt is included in the calculation of Debt as a result of clause (i) or (ii) above) in excess of $100,000,000 in the aggregate and (iv) indebtedness or obligations of the kinds referred to in clause (i), (ii), or (iii) above of the Guarantor’s unconsolidated Subsidiaries in excess of $200,000,000 in the aggregate. The term “Debt” shall not include (A) any obligations of the Guarantor under or in connection with that certain Facility and Guaranty Agreement dated as of April 14, 2004 among the Guarantor, certain financial institutions parties thereto and Bank One, NA, as agent, (B) that certain Facility and Guaranty Agreement dated as of July 8, 2003 among the Guarantor, certain financial institutions parties thereto and Bank One, NA, as agent, or (C) any similar arrangement under which the Guarantor has agreed to guarantee the payment obligations of a current or former employee of the Guarantor arising in connection with financing provided to such employee and relating to the Guarantor’s “Baxter International Inc. 1999 Shared Investment Plan”, to the extent the aggregate obligations of the Guarantor under the foregoing clauses (A), (B) and (C) do not exceed an amount equal to $200,000,000 and such obligations (whenever incurred) shall have arisen solely in connection with purchases by such employees of the Guarantor common stock in 1999, or (y) the undrawn face amount of any letter of credit issued for the account of the Guarantor or any of its Consolidated Subsidiaries in the ordinary course of the Guarantor’s or such Subsidiary’s business, but shall include the reimbursement obligation owing from time to time by the Guarantor or any of its Consolidated Subsidiaries in respect of drawings made under any letter of credit in the event reimbursement is not made immediately following the applicable drawing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guaranteed Obligations” is defined in Section 2.

“Intangible Assets” means all assets of the Guarantor and its Consolidated Subsidiaries which are treated as intangibles in conformity with generally accepted accounting principles on the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries.

“Interest Expense” means, with respect to any period, the Consolidated interest expense of the Guarantor and its Consolidated Subsidiaries for such period before the effect of interest income, as reflected on the Consolidated statements of income for the Guarantor and its Consolidated Subsidiaries for such period.

“Material Adverse Effect” means a material adverse effect on (i) the business, property, condition (financial or otherwise), results of operations, or prospects of the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of this Guaranty or the rights or remedies of the Banks hereunder.

“Material Default Amount” means an amount equal to $50,000,000.

“Material Subsidiary” means, with respect to the Guarantor, any of (i) the Borrower, (ii) Baxter Healthcare Corporation, a Delaware corporation, (iii) Baxter World Trade Corporation, a Delaware corporation, or (iv) in the case of any specified condition or event, any other Subsidiary or group of other Subsidiaries (A) each of which has suffered such condition or event to occur and (B) that in the aggregate represents five percent (5%) or more of the net revenues or the Consolidated Net Tangible Assets of the Guarantor and its Consolidated Subsidiaries, as reflected in the then most recent financial statements of the Guarantor and its Consolidated Subsidiaries delivered pursuant to Section 12(a)(i) or (ii).

“Secured Debt” means the amount of Debt or other obligation or liability of the Guarantor or any of its Material Subsidiaries the payment of which is secured by a Security Interest.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Security Interest” means any lien, security interest, mortgage or other charge or encumbrance of any kind, title retention device, pledge or any other type of preferential arrangement, upon or with respect to any property of the Guarantor or of any Material Subsidiary, whether now owned or hereafter acquired.

“Subsidiary” means any entity with respect to which the Guarantor alone owns, the Guarantor and one or more Subsidiaries together own, or any Person controlling the Guarantor owns, in each such case directly or indirectly, capital stock (or the equivalent equity interest) having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation (or, in the case of a partnership or joint venture, having the majority interest in the capital or profits of such entity).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

In the event that any changes in generally accepted accounting principles occur after the date hereof and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Guaranty, then the Guarantor and the Banks agree to amend such provisions of this Guaranty so as to equitably reflect such changes in order that the criteria for evaluating the Guarantor’s financial condition will be the same after such changes as if such changes had not occurred.

2. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Advances made by the Banks to, and any Notes held by the Banks of, the Borrower and (b) all other amounts from time to time owing to the Banks by the Borrower under the Credit Agreement, any Notes and the other Loan Documents (collectively, the “Guaranteed Obligations”). This is a guaranty of payment, not a guaranty of collection.

3. The Guarantor waives notice of the acceptance of this Guaranty and of the extension, incurrence or continuance of the Guaranteed Obligations or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Borrower, demand or action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Banks to sue the Guarantor, the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof.

4. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the

Guaranteed Obligations or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the non-enforceability or invalidity of the Guaranteed Obligations or any part thereof or the spuriousness, non-enforceability or invalidity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Guaranty even though the Banks might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower or any other guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the Banks’ election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Borrower, as debtor in possession, under Section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of the Bank’s claims for repayment of the Guaranteed Obligations under Section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this Section. It is agreed that the Guarantor’s liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Obligations in the manner agreed upon among the Agent, the Borrower and the Banks.

5. Credit may be granted or continued from time to time by the Banks to the Borrower without notice to or authorization from the Guarantor regardless of the Borrower’s financial or other condition at the time of any such grant or continuation. The Banks shall not have an obligation to disclose or discuss with the Guarantor their assessment of the financial condition of the Borrower.

6. Until the irrevocable payment in full of the Guaranteed Obligations and termination of all commitments which could give rise to any of the Guaranteed

Obligations, (a) the Guarantor shall have no right of subrogation with respect to the Guaranteed Obligations, (b) the Guarantor hereby waives any right to enforce any remedy which the Agent or the Banks now have or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and (c) the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent or the Banks to secure payment of the Guaranteed Obligations or any part thereof or any other liability of the Borrower to the Banks.

7. The Guarantor authorizes the Banks to take any action or exercise any remedy with respect to any collateral securing the Guaranteed Obligations, which the Banks in their sole discretion shall determine, without notice to the Guarantor.

8. In the event the Banks in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Obligations or any part thereof, ten (10) days’ written notice mailed to the Guarantor by ordinary mail at its address referred to in Section 20 shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations.

9. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Agent or the Banks. The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to any of the Banks on the Guaranteed Obligations, or the Agent or the Banks receive any proceeds of collateral securing the Guaranteed Obligation, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

10. No delay on the part of the Agent or the Banks in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Banks of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent or the Banks, except as expressly set forth in a writing duly signed and delivered on the Banks’ behalf of the Agent. The failure by the Agent or the Banks at any time or times hereafter to require strict performance by the Borrower or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, pledge agreement, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by the Borrower or the Guarantor and delivered to the Agent or the Banks shall not waive, affect or diminish any right of the Agent or the Banks at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or the Banks, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Banks’ behalf by the Agent. No waiver by the Agent or the Banks of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Banks permitted hereunder shall in any way affect or impair the Agent’s or the Banks’ rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Obligations owing by the Guarantor to the Banks shall be conclusive and binding on each Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

11. The Guarantor represents and warrants to the Agent and the Banks that:

(a) The Guarantor and each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Guarantor;

(b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Guarantor;

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty;

(d) This Guaranty is the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) There is no pending or, to the best of the knowledge of the Guarantor, threatened action or proceeding affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Guarantor or which purports to affect the legality, validity or enforceability of this Guaranty;

(f) The Consolidated balance sheet at December 31, 2003 and the related Consolidated statements of income and stockholder’s equity for the period then ended of the Guarantor and its Consolidated Subsidiaries, copies of which have been furnished to each Bank, present fairly the financial position of the Guarantor and its Consolidated Subsidiaries at December 31, 2003 and the results of the operations and changes in financial position of the Guarantor and its Consolidated Subsidiaries for the year then ended, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year. The Consolidated balance sheet at June 30, 2004 and the related Consolidated statements of income and stockholder’s equity for the two quarters then ended of the Guarantor and its Consolidated Subsidiaries, copies of which have been furnished to each Bank, present fairly the financial position of the Guarantor and its Consolidated Subsidiaries at June 30, 2004 and the results of the operations and changes in financial position of the Guarantor and its Consolidated Subsidiaries for the two quarters then ended, in conformity with generally accepted accounting principles consistently applied. Since December 31, 2003 there has been no material adverse change in such financial position or operations; and

(g) The operations of the Guarantor and each Material Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which would materially adversely affect the business of the Guarantor or the ability of the Guarantor to obtain credit on commercially reasonable terms; and

(h) The Guarantor is not (i) an “investment company,” (ii) a company “controlled” by an “investment company” which is registered under the Investment Company Act of 1940, as amended, or (iii) to the best knowledge of the Guarantor, a company “controlled” by any other “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of this Guaranty and on the date of each Borrowing Notice (except to the extent any such representation or warranty is stated to relate solely to an earlier date) with respect to each Advance under the Credit Agreement on and as of such Borrowing Date.

12. As long as this Guaranty shall continue in effect, the Guarantor shall:

(a) provide to the Agent in sufficient copies for distribution to each Bank:

(i) As soon as available and in any event within the earlier of (A) five (5) days after the time period specified by the SEC under the Exchange Act for quarterly reporting or (B) 55 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and a Consolidated statement of income and changes in financial position (or Consolidated statement of cash flow, as the case may be) of the Guarantor and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Guarantor; provided, however, that at any time the Guarantor shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the quarterly balance sheets and statements on Form 10-Q of the Guarantor and its Consolidated Subsidiaries for such quarterly period as filed with the SEC shall be deemed to satisfy the requirements of this clause (i);

(ii) As soon as available and in any event within the earlier of (A) five (5) days after the time period specified by the SEC under the Exchange Act for annual reporting or (B) 100 days after the end of each fiscal year of the Guarantor, a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such year and a Consolidated statement of income and stockholder’s equity and changes in financial position of the Guarantor and its Consolidated Subsidiaries for such fiscal year and accompanied by (A) a report of PriceWaterhouse Coopers LLP, independent public accountants of the Guarantor, or other independent public accountants of nationally recognized standing, on the results of their examination of the Consolidated annual financial statements of the Guarantor and its Consolidated Subsidiaries, which report shall be unqualified or shall be otherwise reasonably acceptable to the Majority Banks; provided that such report may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from such principles applied during earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report, and (B) a certificate of such accountants substantially in the form of Exhibit 6.01(g)(ii) to the Credit Agreement; and provided further, that at any time the Guarantor shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the annual balance sheets and statements on Form 10-K of the Guarantor and its Consolidated Subsidiaries for such annual period as filed with the SEC shall be deemed to satisfy the requirements of this clause (ii);

(iii) Promptly after the sending or filing thereof, copies of all reports which the Guarantor files with the SEC under the Exchange Act, including, without limitation, all such reports that disclose material litigation pending against the Guarantor or any Material Subsidiary or any material noncompliance with any Environmental Law on the part of the Guarantor or any Material Subsidiary;

(iv) Together with the financial statements required pursuant to clauses (i) and (ii) above, a certificate signed by the chief financial officer of the Guarantor (A) stating that no event of default under this Guaranty or event which, with notice or the lapse of time or both, would constitute such an event of default exists or, if any does exist, stating the nature and status thereof and describing the action the Guarantor proposes to take with respect thereto and (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 12(h), 12(i) and 12(j);

(v) With respect to each fiscal year for which the Guarantor shall have an aggregate Unfunded Liability of $100,000,000 or more for all of its single employer pension benefit plans covered by Title IV of ERISA and all multiemployer pension benefit plans covered by Title IV of ERISA to which the Guarantor has an obligation to contribute, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated withdrawal liability as of the most recent plan year end as customarily prepared by the trustees under the multiemployer plans to which the Guarantor has an obligation to contribute;

(vi) As soon as possible, and in any event within 30 days after the occurrence of each event the Guarantor knows is or may be a Reportable Event (as defined in Section 4043 of ERISA) with respect to any Plan with an Unfunded Liability in excess of $100,000,000, a statement signed by the chief financial officer of the Guarantor describing such reportable event and the action which the Guarantor proposes to take with respect thereto; and

(vii) As soon as possible, and in any event within five Business Days after the Guarantor shall become aware of the occurrence of each event of default under this Guaranty or each event which, with notice or lapse of time or both, would constitute such an event of default, which event of default or event is continuing on the date of such statement, a statement of the chief financial officer of the Guarantor setting forth details of such event of default or event and the action which the Guarantor proposes to take with respect thereto;

(b) Pay and discharge, and cause each Material Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Guarantor nor any Material Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Guarantor shall have established appropriate reserves in accordance with generally accepted accounting principles;

(c) Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by (or, as applicable, self-insure in a manner and to an extent not inconsistent with conventions observed by) companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Material Subsidiary operates;

(d) Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as otherwise permitted by Section 12(k);

(e) Comply, and cause each Material Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which would materially adversely affect the business of the Guarantor or the ability of the Guarantor to obtain credit on commercially reasonable terms;

(f) Keep, and cause each Material Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each Material Subsidiary in accordance with generally accepted accounting principles consistently applied;

(g) Permit, and cause each Material Subsidiary to permit, the Agent, and its representatives and agents (which may be a Bank), to inspect any of the properties, corporate books and financial records of the Guarantor and its Material Subsidiaries, to examine and make copies of the books of account and other financial records of the Guarantor and its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and its Material Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Agent may reasonably designate;

(h) Maintain a ratio of (i) the sum of Consolidated income before income tax expense (excluding extraordinary gains and losses) of the Guarantor and its Consolidated Subsidiaries plus Interest Expense of the Guarantor and its Consolidated Subsidiaries as at the end of each fiscal quarter of the Guarantor with respect to the four-quarter period then ended, to (ii) Interest Expense for such four-quarter period then ended of not less than 2.0 to 1.0;

(i) Not suffer to exist, create, assume or incur, or permit any of its Material Subsidiaries to suffer to exist, create, assume or incur, any Security Interest, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, in each case to secure Debt or any other obligation or liability, other than:

(i) Any Security Interest to secure Debt or any other obligation or liability of any Material Subsidiary to the Guarantor;

(ii) Mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith and for which reasonable reserves have been established;

(iii) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(iv) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith and for which reasonable reserves have been established;

(v) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

(vi) Landlords’ liens on fixtures located on premises leased by the Guarantor or one of its Material Subsidiaries in the ordinary course of business;

(vii) Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States of America, any state thereof, or any department, agency or instrumentality of the United States or any state thereof for obligations not yet delinquent;

(viii) Any Security Interest arising by reason of deposits to qualify the Guarantor or a Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws;

(ix) Any purchase money Security Interest claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Security Interest;

(x) The extension of any Security Interest existing as of the date hereof to additions, extensions, or improvements to the property subject to the Security Interest which does not arise as a result of borrowing money or the securing of Debt or other obligation or liability created, assumed or incurred after such date;

(xi) Security Interests on (A) property of a corporation or firm existing at the time such corporation is merged or consolidated with the Guarantor or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or a firm as an entirety (or the properties of a corporation or firm comprising a product line or line of business, as an entirety) or substantially as an entirety to the Guarantor or a Subsidiary; or (B) property comprising machinery, equipment or real property acquired by the Guarantor or any of its Subsidiaries, which Security Interests shall have existed at the time of such acquisition and secure obligations assumed by the Guarantor or such Subsidiary in connection with such acquisition; provided that the Debt or other obligations or liabilities secured by Security Interests of the type described in this paragraph (xi) shall not either (x) have been created in anticipation of such merger, consolidation, sale, lease or other disposition or in contemplation of such acquisition or (y) at any time exceed an aggregate amount equal to $300,000,000;

(xii) Security Interests arising in connection with the sale, assignment or other transfer by the Guarantor or any Material Subsidiary of accounts receivable, lease receivables or other payment obligations (any of the foregoing being a “Receivable”) owing to the Guarantor or any Subsidiary or any interest in any of the foregoing (together in each case with any collections and other proceeds thereof and any collateral, guaranties or other property or claims in favor of the Guarantor or such Subsidiary supporting or securing payment by the obligor thereon of any such Receivables), in each case whether such sale, assignment or other transfer constitutes a “true sale” or a secured financing for accounting, tax or any other purpose; provided that either (i) such sale, assignment or other transfer shall have been made as part of a sale of the business out of which the applicable Receivables arose, (ii) such sale, assignment or other transfer is made in the ordinary course of business and is for the purpose of collection only, (iii) such sale, assignment or other transfer is made in connection with an agreement on the part of the assignee thereof to render performance under the contract that has given rise to such Receivable, or (iv) in all other cases, the aggregate outstanding investment or claim held at any time by purchasers, assignees or other transferees of (or of interests in) such Receivables (as determined by the Guarantor using any reasonable methods) shall not exceed an amount equal to 10% of the Consolidated total assets of the Guarantor and its Consolidated Subsidiaries at such time;

(xiii) Security Interests securing non-recourse obligations in connection with leveraged or single-investor lease transactions;

(xiv) Security Interests securing the performance of any contract or undertaking made in the ordinary course of business (as such business is currently conducted) other than for the borrowing of money;

(xv) Any Security Interest granted by any Material Subsidiary of the Guarantor; provided, that (i) the principal business and assets of such

Material Subsidiary are located in Puerto Rico or are located outside of the United States, its other territories and possessions, (ii) the property of such Material Subsidiary which is subject to such Security Interest is a parcel of real property, a manufacturing plant, manufacturing equipment, a warehouse, or an office building hereafter acquired, constructed, developed or improved by such Material Subsidiary, and (iii) such Security Interest is created prior to or contemporaneously with, or within 120 days after (x) in the case of acquisition of such property, the completion of such acquisition and (y) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operations, use or commercial production (exclusive of test and start-up periods) of such property, and such Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be;

(xvi) Any Security Interest in deposits or cash equivalent investments pledged with a financial institution for the sole purpose of implementing a hedging or financing arrangement commonly known as a “back-to-back” loan arrangement, provided in each case that neither the assets subject to such Security Interest nor the Debt incurred in connection therewith are reflected on the Consolidated balance sheet of the Guarantor; and

(xvii) Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Debt or any other obligation or liability secured by any Security Interest referred to in the foregoing paragraphs (i) through (xvii), provided that the principal amount of Debt or any other obligation or liability secured by such Security Interest shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that the Security Interest securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or refunding secured such Debt or other obligation or liability and additions to such property.

Notwithstanding the foregoing provisions of this Section 12(i), the Guarantor and its Material Subsidiaries may, at any time, suffer to exist, issue, incur, assume and guarantee Secured Debt (in addition to Secured Debt permitted to be secured under the foregoing paragraphs (i) through (xvii)), provided that the aggregate amount of such Secured Debt, together with the aggregate amount of all other Secured Debt (not including Secured Debt permitted to be secured under the foregoing paragraphs (i) through (xvii)) of the Guarantor and its Material Subsidiaries which is suffered to exist, issued, incurred, assumed or guaranteed after the date hereof, does not at such time exceed 5% of Consolidated Net Tangible Assets; and

(j) Not permit (i) Consolidated Adjusted Debt (which for purposes of this clause (i) only shall exclude, up to and until February 16, 2006, an amount equal to seventy percent (70%) of the aggregate amount of senior notes due February 16, 2008 issued by the Guarantor on December 17, 2002, but only to the extent such amount shall be treated as “debt” for purposes of generally accepted accounting principles) of the Guarantor and its Consolidated Subsidiaries at any time to exceed (ii) an amount equal to 55% of Consolidated Capitalization at such time;

(k) (i) Not merge or consolidate with or into, or Transfer Assets to, any Person, except that the Guarantor may (A) merge or consolidate with any corporation, including any Subsidiary, which is a U.S. Corporation and (B) Transfer Assets to any Subsidiary which is a U.S. Corporation; provided, in each case described in clause (A) and (B) above, that (x) immediately after giving effect to such transaction, no event shall have occurred and be continuing which constitutes an event of default by the Guarantor under this Guaranty or which with the giving of notice or lapse of time or both would constitute such an event of default and (y) in the case of any merger or consolidation to which the Guarantor shall be a party, the survivor of such merger or consolidation shall be the Guarantor; and

(ii) Not permit any Material Subsidiary to merge or consolidate with or into, or Transfer Assets to, any Person unless, immediately after giving effect to such transaction, no event shall have occurred and be continuing which constitutes an event of default by the Guarantor under this Guaranty or which with the giving of notice or lapse of time or both would constitute such an event of default.

For purposes of this Section 12(k): “Transfer Assets” means, when referring to the Guarantor, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of the Guarantor or of the Guarantor and its Subsidiaries considered as a whole and means, when referring to a Subsidiary, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of such Subsidiary; and “U.S. Corporation” means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

13. Subject to the provisions of Section 9 hereof, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Obligations have been paid in full and the other conditions of this Guaranty have been satisfied.

14. In addition to and without limitation of any rights, powers or remedies of the Agent or the Banks under applicable law, any time after maturity of the Guaranteed Obligations, whether by acceleration or otherwise, the Agent or any of the Banks may, in its sole discretion, with notice after the fact to the Guarantor (provided that any failure to give such notice shall not affect the validity of any such appropriation or application referred to herein) and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of any Guaranteed Obligations (a) any indebtedness due or to become due from the Banks to the

Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent or any Bank whether for deposit or otherwise.

15. The Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees and time charges, which attorneys may be employees of the Agent or a Bank) incurred by the Banks in collecting or enforcing the obligations of the Guarantor under this Guaranty.

16. This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Agent, the Banks and their successors and assigns. All references herein to the Banks shall for all purposes also include all assignees of any Bank. All references herein to the Borrower shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

17. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENT, THE BANKS AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

18. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

19. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Agent or the Banks, at their respective addresses set forth in the Credit Agreement, or (b) if to the Guarantor, at its address indicated on Exhibit A hereto, or to such other address as the Agent, any of the Banks or the Guarantor designates to the other in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided, that any notice transmitted by facsimile shall be deemed given when transmitted.

20. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 7.01 of the Credit Agreement, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under the Loan Documents and of whether or not such obligations may be matured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the 7th day of January, 2005.

BAXTER INTERNATIONAL INC.

By:	/s/ John Greisch

Name:	John Greisch

Title:	CVP & CFO

EXHIBIT A

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

Attention: Treasurer

Telephone: (847) 948-4310

Telecopy: (847) 948-4509

A-1

AMENDMENT NO. 1 TO GUARANTY

This Amendment No. 1 to Guaranty (this “Amendment”) is entered into as of June 1, 2005 by and between Baxter International Inc., a Delaware corporation (the “Guarantor”) and J.P. Morgan Europe Limited, as administrative agent (the “Administrative Agent”).

RECITALS

A. Baxter Healthcare SA (the “Borrower”), the Administrative Agent, and the financial institutions named therein (the “Banks”) are party to that certain Credit Agreement dated as of January 7, 2005 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement; and

B. In order to induce the Administrative Agent and the Banks to enter into the Credit Agreement and extend credit thereunder to the Borrower, the Guarantor executed and delivered to the Administrative Agent, on behalf of itself and the Banks, that certain Guaranty dated as of January 7, 2005 (the “Guaranty”); and

C. Subject to the terms and conditions set forth herein, the Guarantor has requested that the Administrative Agent, on behalf of the Banks, modify the Guaranty, and the Administrative Agent has consented to such modification, as set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Guaranty. Upon the “Effective Date” (as defined below), the last paragraph of Section 11 of the Guaranty shall be deleted in its entirety and the following is substituted in lieu thereof:

“The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of this Guaranty and on the date of each Borrowing Notice (except to the extent any such representation or warranty is stated to relate solely to an earlier date and other than subsection (f) hereof) with respect to each Advance under the Credit Agreement on and as of such Borrowing Date.”

2. Representations and Warranties of the Guarantor. The Guarantor represents and warrants that:

(a) The execution, delivery and performance by the Guarantor of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b) Each of the representations and warranties contained in the Guaranty is true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date and other than Section 11(f) thereof;

(c) After giving effect to this Amendment, no event of default or event which would constitute an event of default but for the requirement that notice be given or time elapse or both has occurred and is continuing under the Guaranty or the Credit Agreement.

3. Effective Date. Section 1 of this Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Borrower, the Administrative Agent and the percentage of Banks required by the Credit Agreement.

4. Reference to and Effect Upon the Guaranty.

(a) Except as specifically amended above, the Guaranty shall remain in full force and effect and is hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under the Guaranty, nor constitute a waiver of any provision of the Guaranty, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Guaranty as amended hereby and each reference in the Credit Agreement to “the Guaranty” or words of similar import shall mean and be a reference to the Guaranty as amended hereby.

5. Costs and Expenses. The Guarantor hereby affirms its obligation under Section 15 of the Guaranty to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable attorneys’ fees and out-of-pocket expenses of such attorneys for the Administrative Agent with respect thereto.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICTS OF LAWS RULES) OF THE STATE OF NEW YORK.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[Signature pages immediately follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BAXTER INTERNATIONAL INC., as Guarantor

By:	/s/ Robert M. Davis
Title: Corporate Vice President & Treasurer

Signature Page to Amendment No. 1

to Guaranty

THE ADMINISTRATIVE AGENT

J.P. MORGAN EUROPE LIMITED,
as Administrative Agent

By:	/s/ Barbara R. Marks
Title: Vice President

Signature Page to Amendment No. 1

to Guaranty

Consented to by the following Banks as of June 1, 2005:

Commitments:
THE BANKS

33,000,000 Euro	J.P. MORGAN CHASE BANK

	By	/s/ Barbara R. Marks
Title: Vice President

33,000,000 Euro	DEUTSCHE BANK AG NEW YORK BRANCH

	By	/s/ Frederick Laird
Title: Managing Director

33,000,000 Euro	ABN AMRO BANK N.V.

By
Title:

29,250,000 Euro	BANCO BILBAO VIZCAYA ARGENTARIA S.A.

	By	/s/ John Martini
Title: Vice President

	By	/s/
Title:

Signature Page to Amendment No. 1

to Guaranty

29,250,000 Euro	BANK OF AMERICA, N.A.

	By	/s/ Peter D. Griffith
Title: Senior Vice President

29,250,000 Euro	THE BANK OF TOKYO-MITSUBISHI, LTD.

	By	/s/ Andrew Trenouth
Title: Deputy General Manager

29,250,000 Euro	BNP PARIBAS

	By	/s/ Ann M F Rix
Title: Relationship Manager

	By	/s/ S. Duranti
Title: Relationship Manager

29,250,000 Euro	CITIBANK N.A.

	By	/s/ Christopher L. Snider
Title: Vice President

29,250,000 Euro	CREDIT SUISSE FIRST BOSTON BANK

	By	/s/
Title:

29,250,000 Euro	DANSKE BANK

	By	/s/ Martin Anderson
Title: Associate Director

Signature Page to Amendment No. 1

to Guaranty

29,250,000 Euro	LLOYDS BANK

By
Title:

29,250,000 Euro	SANPAOLO IMI BANK IRELAND PLC

	By	/s/ Pier Carlo Arena
Title: Managing Director

	By	/s/ Franck Fleury
Title: Deputy General Manager & Administrator

29,250,000 Euro	SUMITOMO MITSUI BANKING CORPORATION

By
Title:

29,250,000 Euro	UBS AG

	By	/s/ T. Elliott
Title: Director

	By	/s/ J. Campbell
Title: Director

29,250,000 Euro	WACHOVIA BANK, N.A.

	By	/s/ James Taylor
Title: Vice President

25,000,000 Euro	ALLIED IRISH BANK

	By	/s/ Diarmuid O’Neill
Title: Vice President

Signature Page to Amendment No. 1

to Guaranty

25,000,000 Euro	NATEXIS BANQUE POPULARIS

	By	/s/ Gilbert Criado
Title: Relationship Manager

	By	/s/ Pierrick Tiret
Title: Manager

Signature Page to Amendment No. 1

to Guaranty